Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form  S-8 of Immatics N.V. of our report dated March 23, 2022 relating to the financial statements, which appears in Immatics N.V.'s Annual Report on Form 20-F for the year ended December 31, 2021.

Stuttgart, Germany

June 24, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Jens Rosenberger
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)